Exhibit 10.8

Amcor plc

[Name of Director]

Deed of Appointment

including your rights of indemnity and access

		Contents

	Table of contents

1	Construction	3

	1.1 Definitions	3
	1.2 Interpretation	4

2	Conditions precedent	5

3	Indemnity	5

	3.1 Indemnity as a member of the Board	5
	3.2 Limitations of the indemnity	5

4	Board Documents	6

	4.1 Keeping of Board Documents	6
	4.2 Access to the Board Documents	6
	4.3 Ownership	6
	4.4 Return of Board Documents	6
	4.5 Security of Board Documents	6

5	Right to independent advice	7

6	Subrogation	7

	6.1 Rights of subrogation	7
	6.2 Control of Claims	7
	6.3 Exercise of rights by Amcor	8
	6.4 Benefits received by Amcor	8
	6.5 Your obligations	8
	6.6 Circumstances requiring you to expend your own money	8
	6.7 Notification of Claims	8

7	Advances to Board Members	9

	7.1 Loan to cover costs and expenses	9
	7.2 Effect of limitation on ability to advance	9
	7.3 Repayment	9

8	Insurance	9

	8.1 Death and Injury Policy	9
	8.2 D&O Policy	9
	8.3 Equality of terms	9
	8.4 Contravention of law	9
	8.5 Premiums	10
	8.6 Details of policies	10
	8.7 Cancellation of policies	10

9	Amcor Group	10

	9.1 Acceding Member	10
	9.2 Amcor guarantee	10
	9.3 Compliance by you	10

10	Disclosure	10

11	Security trading	10

	11.1 Restriction on dealing	10

		Contents

	11.2 Trading windows and securities trading policy	11
	11.3 Notification and disclosure	11

12	Amcor’s general law rights	11

13	Document not to be interpreted against Amcor	11

14	Variation of document	11

15	Give effect to this document	11

16	Waiver of rights	11

17	Operation of this document	12

18	Notices	12

19	Applicable law and jurisdiction	12

Parties

Amcor plc of 3rd Floor, 44 Esplanade, St Helier, Jersey JE4 9WG (Amcor)

[Name of Director] of [address] (you)

Background

In accordance with the power granted by its constitution, Amcor has agreed to indemnify you in accordance with the terms of this document and to provide you with access to material relevant to your role as a director of Amcor and/or its Subsidiary.

Agreed terms

1                                                  Construction

1.1                                        Definitions

Access Period means the period commencing on the date of your appointment until the later of:

(a)                                          7 years after you cease to be a member of the Board; and

(b)                                          the date on which all Claims, if any, commenced against you during that 7 year period are concluded.

Amcor Group means Amcor and each of its Subsidiaries, wherever incorporated in the world.

Board means the board of directors of Amcor.

Board Documents means:

(a)                                          all material prepared for or available to you or the Board during the course of your duties as a member of the Board, including board papers, submissions, minutes, memoranda, legal opinions, financial statements, subcommittee papers and documents tabled at a meeting of the Board or any subcommittee of the Board; and

(b)                                          any other documents which are referred to in that material.

Chair means the chair of the Board.

Claim means any claim, demand, suit, action, proceeding or cause of action commenced or threatened and arising out of the conduct of the business of Amcor or you being a member of the Board, including:

(a)                                          threatened proceedings where there is a reasonable prospect of you being involved in such claim, demand, suit, action, proceeding or cause of action:

(b)                                          in contract (under any expressed or implied contract or for breach of representation or warranty);

(c)                                           in tort (including negligence, negligent statement or misrepresentations);

(d)                                          otherwise under common law or at equity;

(e)                                           under any form of restitutionary right;

(f)                                            under, or in respect of, statute or statutory obligations or duties;

(g)                                           in any case, whether in damages, or for declaratory, injunctive or other relief;

(h)                                          any criminal proceedings in which judgment is given in favour of you, or in which you are acquitted, or which are withdrawn before judgment;

(i)                                              all appeals or counterclaims in respect of any of the above or any judgment or award made in connection with any of the above; and

(j)                                             any governmental or statutory inquiry where the inquiry directly or indirectly relates to your acts or omissions as a Board member.

Constitution means Amcor’s articles of association in effect from time to time.

Death and Injury Policy means an insurance policy with a reputable insurance company for your benefit that is designed to insure you against the risk of accidental death or injury up to a maximum of USD$2,000,000.

D&O Policy means an insurance policy with a reputable insurance company for your benefit that is designed to insure you against liability for acts or omissions in your role as a director or officer of Amcor consistent with generally accepted insurance practices to the extent permitted by law.

Liability means any liability, costs, damages, fees, expenses, demands, suits, actions, proceedings or claims incurred by you in or arising out of the conduct of the business of Amcor or arising out of you being a member of the Board whether or not involving the payment or incurring of an expense.

Subsidiary has the meaning given in Article 2 of the Companies (Jersey) Law 1991.

1.2                                        Interpretation

In this document, unless the context or subject matter requires otherwise:

(a)                                          a reference to a party includes a reference to the party’s executors, administrators, successors and assigns as the case may be;

(b)                                          a reference to a gender includes reference to any other gender;

(c)                                           a reference to documents includes documents whether in hard copy form or stored or transmitted in electronic or other form;

(d)                                          the headings are for ease of reference only and do not in any way affect the construction of this document;

(e)                                           the singular includes the plural and vice versa; and

(f)                                            a reference to “include” or “including” means “including without limitation”.

2                                                  Conditions precedent

Substantial compliance with your material obligations under this document is a condition precedent to Amcor’s obligation to indemnify you in accordance with this document.

3                                                  Indemnity

3.1                                        Indemnity as a member of the Board

(a)                                          From the date of your commencement as a member of the Board (and despite you ceasing to be a member of the Board), Amcor indemnifies you against any Liability to the maximum extent permitted under any relevant law.

(b)                                          The indemnity in clause 3.1(a) includes, to the extent permitted by any relevant law, an indemnity against all legal costs incurred by you in connection with proceedings commenced, or which you reasonably believe may be commenced, against you in respect of a Claim.

3.2                                        Limitations of the indemnity

Notwithstanding clause 3.1, Amcor will not indemnify you against:

(a)                                          a Liability arising out of conduct attributable to a lack of good faith on your behalf;

(b)                                          a Liability you owe to an entity in the Amcor Group;

(c)                                           a Liability to the extent which to do so would contravene the Constitution;

(d)                                          defamation of you in your role as an officer of Amcor;

(e)                                           any Claim or circumstance where to do so would involve an entity in the Amcor Group being in a breach of law;

(f)                                            legal costs incurred in defending an action for a Liability incurred as a member of the Board if the costs are incurred:

(i)                                              in defending or resisting proceedings in which you are found to have a Liability for which you could not be indemnified under this clause 3.2;

(ii)                                           in defending or resisting criminal proceedings in which you are found guilty;

(iii)                                        in defending or resisting proceedings brought by the securities regulator or any jurisdiction or a liquidator or a court order if the grounds for making the order are found by the court to have been established;

(iv)                                       in defending or resisting proceedings brought by an entity in the Amcor Group; or

(v)                                          in connection with proceedings for relief under the securities laws or regulations of any jurisdiction in which the court denies the relief; and

(g)                                           a Liability for which and to the extent you have otherwise received or are entitled to receive payment for such amounts under any insurance policy, contract, agreement or otherwise.

4                                                  Board Documents

4.1                                        Keeping of Board Documents

Amcor must ensure that during the Access Period a complete set of the Board Documents is maintained in chronological order, in accordance with the terms of this document in a secure and convenient place.

4.2                                        Access to the Board Documents

If reasonably requested to do so, Amcor must ensure that you are provided with access to those Board Documents you require:

(a)                                          to enable you to carry out your duties as a member of the Board;

(b)                                          to obtain legal advice concerning a Claim;

(c)                                           for the purpose of defending a Claim; or

(d)                                          in connection with your appearance concerning Claims.

Amcor must provide you with copies of the Board Documents if you request that Amcor do so.

The rights granted to you by this clause 4.2 can be satisfied by Amcor providing you with copies of such Board Documents except where you have demonstrated a reasonable need for you to be provided with original documents.

4.3                                        Ownership

Ownership of the Board Documents remains with Amcor. Amcor may recall any Board Documents or copies given to you at any time.

4.4                                        Return of Board Documents

When requested by Amcor to do so, you will as soon as practicable return any Board Documents in your possession or control to Amcor.

4.5                                        Security of Board Documents

You must keep all Board Documents and copies in your possession in a secure place and ensure that they remain confidential and not disclosed to any third party other than:

(a)                                          if Amcor has given its prior written consent:

(b)                                          as required by law;

(c)                                           if the disclosure is made for the purpose of obtaining professional advice; or

(d)                                          the disclosure is made for the purpose of defending, appealing, commencing or settling a Claim, and you have otherwise used your best endeavours to maintain the confidentiality of the Board Documents.

If you become entitled to disclose Board Documents you must notify Amcor of the intended disclosure and take all steps reasonably requested by Amcor to avoid waiving any legal professional privilege attaching to Board Documents.

5                                                  Right to independent advice

During your tenure as director you are entitled to seek independent professional advice (including legal, accounting and financial advice) at Amcor’s cost (subject to the Chair prescribing a reasonable limit on such costs) on any matter connected with the discharge of your responsibilities as a director, including reasonable costs incurred by you in obtaining independent legal advice relating to this document, in accordance with the procedures and subject to the conditions set out below:

(a)                                          you must seek the prior approval of the Chair (which may not be unreasonably withheld) or, if you are the Chair, then no approval is required;

(b)                                          in seeking the prior approval of the Chair, you must provide details of the:

(i)                                              nature of the independent professional advice;

(ii)                                           likely cost of seeking the independent professional advice; and

(iii)                                        independent adviser you propose to instruct;

(c)                                           all documents containing or seeking independent professional advice must clearly state that the advice is sought both in relation to Amcor and to you in your personal capacity. However, the right to advice does not extend to advice concerning matters of a personal or private nature, including any dispute between you and Amcor; and

(d)                                          the Chair may circulate any independent professional advice received by you to the remainder of the Board provided that such circulation will not constitute a waiver of privilege.

6                                                  Subrogation

6.1                                        Rights of subrogation

(a)                                          If you are entitled to be indemnified under this document in respect of a Liability, Amcor or any person claiming through Amcor is entitled to be subrogated to all your rights and remedies relating to the circumstances in which the Liability arose.

(b)                                          Amcor indemnifies you against any costs awarded against you in any Claim brought by Amcor in the exercise of its right of subrogation.

6.2                                        Control of Claims

(a)                                          Amcor may:

(i)                                              give you directions in relation to; or

(ii)                                           take over the conduct of;

a Claim in respect of which you are entitled to be indemnified under this document.

(b)                                          Amcor may exercise its rights in this clause 6.2:

(i)                                              in your name; or

(ii)                                           in its own name.

6.3                                        Exercise of rights by Amcor

(a)                                          Amcor must exercise its rights:

(i)                                              reasonably; and

(ii)                                           solely for the purpose of protecting its interests in relation to the indemnity.

(b)                                          Before Amcor may settle a Claim made against you or make any admission of liability on your behalf, it must obtain your consent (which must not be unreasonably withheld).

6.4                                        Benefits received by Amcor

(a)                                          Amcor must account to you for any benefit it obtains as a result of the exercise of any of its rights under this document to the extent the benefit exceeds the cost of providing the indemnity and exercising those rights.

(b)                                          If Amcor is not subrogated under clause 6, you must account to Amcor for any damages recovered by you (to a maximum amount equal to the indemnity payment made to you under clause 3).

6.5                                        Your obligations

You must:

(a)                                          act in accordance with the Constitution;

(b)                                          notify Amcor as soon as reasonably practicable after you become aware of the circumstances of any Claim or circumstance which could reasonably be expected to give rise to a Claim;

(c)                                           not make any admissions in respect of, or settle, any Claim against you in respect of which you are seeking indemnity or may in the future seek indemnity under this document without Amcor’s prior written consent;

(d)                                          provide such information as Amcor reasonably requests and give to Amcor all necessary and reasonable assistance as Amcor needs to give you directions or to take over the conduct of Claims; and

(e)                                           do everything reasonable and necessary to enable Amcor to exercise its rights of subrogation and to control Claims in your name as Amcor thinks fit.

6.6                                        Circumstances requiring you to expend your own money

(a)                                          You are not required to expend your own money to comply with a direction from Amcor under this document (including under clauses 6.2 and 6.5) unless Amcor agrees to reimburse you for those expenses.

(b)                                          You are not required to make any payment before enforcing your rights under this document.

6.7                                        Notification of Claims

Amcor must notify you of any Claims relating to your performance as a director of Amcor or another member of the Amcor Group of which it receives notification or of which it becomes aware.

7                                                  Advances to Board Members

7.1                                        Loan to cover costs and expenses

Subject to clause 7.2, Amcor may lend funds to you to meet your reasonable expenses (including legal costs) incurred in connection with defending or resisting Claims before the outcome of those Claims is known. The loan will be on such reasonable terms as Amcor thinks fit, including terms relating to interest, repayment, security for the advance and conduct of the Claims.

7.2                                        Effect of limitation on ability to advance

If Amcor:

(a)                                          is not permitted to indemnify you in respect of the expenses referred to in clause 7.1, then within 28 days after receipt of a written request from Amcor you must repay all funds lent to you under clause 7.1; or

(b)                                          is permitted to indemnify you in respect of the expenses referred to in clause 7.1, the amount lent must be set-off from the amount that Amcor is required to pay to you under the indemnity given by this document.

7.3                                        Repayment

You must immediately repay in part or in full as appropriate any amount paid to you in accordance with this clause 7 if you receive money under the D&O Policy in respect of the matters the subject of the loan under clause 7.1.

8                                                  Insurance

8.1                                        Death and Injury Policy

Whilst you are a member of the Board, Amcor must maintain a Death and Injury Policy.

8.2                                        D&O Policy

During the Access Period Amcor must, to the extent that such a policy is reasonably available on reasonable commercial terms, maintain a D&O Policy in respect of each Amcor Group company of which you are a director.

8.3                                        Equality of terms

If you have ceased to be a member of the Board, Amcor must use its best endeavours to ensure that the D&O Policy is not materially less favourable to you than the terms of cover operating in relation to current directors, provided that such insurance is obtainable on reasonable commercial terms.

8.4                                        Contravention of law

Amcor is not obliged to maintain the contract of insurance referred to in this clause 8 where to do so would contravene any law, provided that Amcor gives you notice of its intention to terminate that policy.

8.5                                        Premiums

To the extent that any portion of the premium for any contract of insurance referred to in this clause 8 must not be paid by an entity in the Amcor Group under law, Amcor must give you notice of, and a reasonable opportunity to contribute to, that part of the additional premium which it is unable to pay (if required for the policy to be effective).

8.6                                        Details of policies

Amcor must provide you with a copy of each certificate of currency in respect of any contract of insurance referred to in this clause 8. Amcor will also provide you with copies of the policies relevant to those certificates of currency.

8.7                                        Cancellation of policies

Amcor must notify you in writing if the D&O Policy in respect of an Amcor Group company of which you are a director is cancelled or not renewed.

9                                                  Amcor Group

9.1                                        Acceding Member

(a)                                          Amcor must use its best endeavours to ensure that any entity in the Amcor Group of which you are an officer accedes to the terms of this document by notice in writing delivered to the Amcor Board (Acceding Member).

(b)                                          Upon an Acceding Member acceding to this document, references in this document to Amcor are to be taken to be a reference to that Acceding Member.

9.2                                        Amcor guarantee

Amcor will guarantee all of the obligations of an Acceding Member under this document.

9.3                                        Compliance by you

If you substantially comply with your obligations under this document by obeying instructions from, giving notice to or otherwise dealing with Amcor in the manner set out in this document, you are taken to have complied with your obligations under this document.

10                                           Disclosure

Full particulars of the indemnities and insurances that are required under this document may be included in Amcor’s directors’ and officers’ interests register and may be included in Amcor’s annual report and in regulatory filings filed by Amcor.

11                                           Security trading

11.1                                 Restriction on dealing

While you are an officer of Amcor neither you nor any entity or person affiliated with you may buy, sell or deal in any securities of Amcor (or the Amcor Group), including derivatives, options and rights in respect of securities other than in accordance with Amcor’s share trading policy from time to time (which Amcor will make available to you on request).

11.2                                 Trading windows and securities trading policy

During the period you are an officer of Amcor you must remain aware of Amcor’s share trading policy and ensure you and any entity or person affiliated with you complies with the letter and spirit of that policy.

11.3                                 Notification and disclosure

You must keep Amcor’s Company Secretary informed of all holdings and dealings by you and any entity or person affiliated with you in securities of Amcor (or the Amcor Group) from time to time, including derivatives, options and rights in respect of securities. Amcor may make any information provided to it under this clause 11.3 public.

12                                           Amcor’s general law rights

Amcor’s rights in this document are in addition to its rights under the general law (including rights under the general law that relate to matters dealt with by this document).

13                                           Document not to be interpreted against Amcor

The principle of interpretation known as contra proferentem does not apply to the interpretation of this document.

14                                           Variation of document

Amcor may, with reasonable written notice to you and by deed, vary the indemnity under this document provided that such variation does not:

(a)                                          impose any new obligations or liabilities on you; or

(b)                                          adversely affect your right to be indemnified in accordance with this document in respect of a liability arising from an act or omission or event occurring before such variation.

15                                           Give effect to this document

Each party must do anything (including execute any document) and must ensure that its employees and agents do anything (including execute any document) that the other party may reasonably require to give full effect to this document.

16                                           Waiver of rights

A right may only be waived in writing, signed by the party giving the waiver, and:

(a)                                          no other conduct of a party (including a failure to exercise, or delay in exercising the right) operates as a waiver of right or otherwise prevents the exercise of the right;

(b)                                          a waiver of a right on one or more occasions does not operate as a waiver of that right if it arises again; and

(c)                                           the exercise of a right does not prevent any further exercise of that right or of any other right.

17                                           Operation of this document

(a)                                          Any right that a person may have under this document is in addition to, and does not replace or limit, any other right that the person has.

(b)                                          Any provision of this document which is unenforceable or partly unenforceable is, where possible, to be severed to the extent necessary to make this document enforceable, unless this would materially change the intended effect of the document.

18                                           Notices

A notice, consent or other communication under this document is only effective if it is in writing, signed and either left at the addressee’s address or sent to the addressee by e-mail, mail or fax. If it is sent by mail, it is taken to have been received on the 10th working day after it is posted. If it is sent by e-mail or fax, it is taken to have been received when the sender’s fax machine or computer indicates that the message was sent in full.

19                                           Applicable law and jurisdiction

(a)                                          The laws in force in the Bailiwick of Jersey, govern this document and all matters relating to it.

(b)                                          Both parties submit to the non-exclusive jurisdiction of the courts exercising jurisdiction there.

Executed as a deed.

This …………………….. day of …………………………… 20..

Executed by Amcor plc

Director

Name of Director (print)

Signed, Sealed and Delivered as a deed by [Name of Director] in the presence of:

Witness signature	[Name]

Name of Witness (print)